UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange
                         Act of 1934

  Date of report (Date of earliest event reported): March 2, 2006

                    Lifetime Brands, Inc.
   (Exact Name of Registrant as Specified in Its Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

          0-19254                          11-2682486
    (Commission File Number)        (IRS Employer Identification No.)


        One Merrick Avenue, Westbury, New York,     11590
     (Address of Principal Executive Offices)     (Zip Code)

  (Registrant's Telephone Number, Including Area Code) 516-683-6000


    (Former Name or Former Address, if Changed Since Last
                         Report) N/A


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule  14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02.  Results of Operation and Financial Condition

On March 2, 2006, Lifetime Brands, Inc. (the "Company") issued a press release announcing the Company's three months and full year ended December 31, 2005 results. A copy of the Company's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.


Item 9.01.  Financial Statements and Exhibits

  (c)  Exhibits

          99.1      Press Release dated March 2, 2006.





                          Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Brands, Inc.

                    By:       /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  March 3, 2006
                                                     Exhibit 99.1


LIFETIME BRANDS DELIVERS RECORD ANNUAL AND QUARTERLY RESULTS

WESTBURY,  N.Y., March 2, 2006 -- LIFETIME BRANDS,  INC.  (NASDAQ
NM: LCUT), a leading designer, developer and marketer of a broad range of nationally branded consumer products used in the home, today announced results for the three months and full year ended December 31, 2005.

Financial and Operating Highlights

       Net sales for 2005 increased 63% to $307.9 million.   Net
     income for the year rose 66% to $14.1 million. Net income per diluted share increased 64% to $1.23.

       Net sales for the fourth quarter of 2005 increased 83% to $124.4 million. Net income for the quarter rose 35% to $7.2 million. Net income per diluted share increased 28% to $0.60.

       During the year, Lifetime achieved significant internal growth in all of its major product categories.

       During the quarter, the Company completed its integration of the Pfaltzgraff business it acquired in July 2005 and restructured Pfaltzgraff's supply chain to reduce the cost of products while keeping quality high.

Jeffrey Siegel, Chairman, President and Chief Executive Officer, commented, "2005 was an outstanding year for our Company. Even before taking into account the contributions of the Pfaltzgraff and Salton businesses we acquired in 2005, our sales and earnings set records for both the year and the fourth quarter.

"Our results for the year, as well as for the fourth quarter, reflect dynamic growth in our cutlery and kitchenware categories, which was powered by a successful rollout of KitchenAid(R) cutlery, increased retail placement of our expanded line of Farberware(R) cutlery and increased distribution of KitchenAid(R) and Farberware(R) tools and gadgets.

  "Over the past several months, we completed the integration of the Pfaltzgraff and Salton businesses, which have firmly established Lifetime as a leader in the important tabletop category. We have applied Lifetime's extensive overseas sourcing expertise for Pfaltzgraff, and have made good progress in reducing the cost of merchandising while keeping product quality at the same high level.

"We expect that, in 2006, we will see growth across all the Company's major brands, products and customer base. This growth will be driven by our relentless commitment to innovation and new product development. At the 2006 International Home & Housewares Show, to be held in Chicago later this month, Lifetime will introduce approximately 825 new items. For the year, we expect to introduce approximately 1,400 new SKUs - double last year's number.

"Overall, we are very pleased with the strength of our business, and are especially gratified by the strong organic sales momentum we achieved in the fourth quarter. As a result, our outlook for 2006 remains extremely positive. As we announced in January 2006, we expect net sales for the year to range from $380 million to $400 million, and earnings per share to range from $1.45 to $1.70."

Lifetime has scheduled a conference call Thursday, March 2, at 11:00 a.m. Eastern time to discuss fourth-quarter 2005 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Thursday, March 9, and can be accessed by dialing (706) 645-9291, conference ID #4201405. A live webcast of the call will be broadcast at the Company's web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime is a leading designer, marketer and distributor of kitchenware, cutlery & cutting boards, bakeware & cookware, pantryware & spices, tabletop and bath accessories, marketing its
products   under  various  trade  names,  including  Farberware(R),
KitchenAid(R), Pfaltzgraff(R), Calvin Klein(R), Cuisinart(R), Hoffritz(R), Sabatier(R), Nautica(R), Joseph Abboud Environments(R), Roshco(R), Baker's Advantage(R), Kamenstein(R), CasaModa(TM), and :USE(R). Lifetime's products are distributed through almost every major retailer in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


 COMPANY CONTACT:                        INVESTOR RELATIONS:
 Robert McNally                          Harriet Fried
 Chief Financial Officer                 Lippert/Heilshorn &
 (516) 683-6000                          Associates, Inc.
                                         (212) 838-3777 or
                                         hfried@lhai.com



                    LIFETIME BRANDS, INC.
                      INCOME STATEMENT
              (in 000's, except per share data)

                                 Three Months Ended
                                    December 31,
                                     (Unaudited)
                                   2005       2004        % Increase
      Net  Sales                 $124,381     $68,059         82.8%
      Cost of Sales                72,525      40,100         80.9%
      Distribution Expenses        10,795       6,426         68.0%
      SG&A                         28,355      12,378        129.1%

      Income from Operations       12,706       9,155         38.8%

      Interest Expense              1,087         299        263.5%
      Other (Income)                 (34)        (15)

      Income Before Taxes          11,653       8,871         31.3%

      Tax Provision                 4,427       3,531         25.4%

             Net Income            $7,226      $5,340         35.3%

      Diluted Earnings Per
       Common Share                 $0.60       $0.47
      Weighted Average Shares      12,144      11,250

                    LIFETIME BRANDS, INC.
                      INCOME STATEMENT
              (in 000's, except per share data)

                                 Twelve Months Ended
                                    December 31,
                                     (Unaudited)
                                   2005       2004        % Increase
      Net  Sales                 $307,897    $189,458         62.5%
      Cost of Sales               177,493     111,497         59.2%
      Distribution Expenses        32,966      22,830         44.4%
      SG&A                         72,266      40,282         79.4%

      Income from Operations       25,172      14,849         69.5%

      Interest Expense              2,489         835        198.1%
      Other (Income)                 (73)        (60)

      Income Before Taxes          22,756      14,074         61.7%

      Tax Provision                 8,647       5,602         54.4%

             Net Income           $14,109      $8,472         66.5%

      Diluted Earnings Per
       Common Share                 $1.23       $0.75
      Weighted Average Shares      11,506      11,186


                    LIFETIME BRANDS, INC.
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                        December 31,       December 31,
                                           2005               2004

 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents          $      786          $    1,741
   Accounts receivable, net               49,158              34,083
   Merchandise inventories                91,953              58,934
   Prepaid expenses and other
    current assets                        14,356               8,667
      TOTAL CURRENT ASSETS               156,253             103,425

 PROPERTY AND EQUIPMENT, net              23,989              20,003
 INTANGIBLES, net                         40,264              31,484
 OTHER ASSETS                              2,645               2,305
      TOTAL ASSETS                    $  223,151          $  157,217

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Short-term borrowings              $   14,500          $   19,400
   Accounts payable and accrued
    expenses                              46,091              28,037
   Income taxes payable                    9,819               5,476
      TOTAL CURRENT LIABILITIES           70,410              52,913

 DEFERRED RENT & OTHER LONG TERM
  LIABILITIES                              2,287               2,072
 DEFERRED INCOME TAX LIABILITIES           4,967               4,294
 LONG TERM DEBT                            5,000               5,000

 STOCKHOLDERS' EQUITY                    140,487              92,938
      TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                 $  223,151          $  157,217